UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2011

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 1, 2011, Financial Institutions, Inc. (the "Company") notified U.S. Bank National Association, the trustee of FISI Statutory Trust I (the "Trust"), a wholly-owned subsidiary of the Company, that is has elected to redeem all of its 10.20% junior subordinated debentures due 2031 on August 22, 2011 (the "Redemption Date"). The redemption price will be 105.1% of the principal amount redeemed, plus all accrued and unpaid interest as of the Redemption Date. As a result of the redemption, the Company will recognize a pre-tax charge of $1.1 million during the third quarter of 2011. The Company currently expects to fund the redemption from its general corporate reserves.

Consequent to repayment of the junior subordinated debentures, the Trust will redeem all of its fixed rate trust preferred securities (the "Securities"). The Securities are subject to mandatory redemption, in whole or in part, upon repayment of the junior subordinated debentures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

July 1, 2011	By:	/s/ Karl F. Krebs

Name: Karl F. Krebs
Title: Executive Vice President and Chief Financial Officer